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               SECURITIES AND EXCHANGE COMMISSION

                    Washington, D. C. 20549

                         _____________

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the

                Securities Exchange Act of 1934


Date of earliest event
  reported: July 2, 1996


                                        AMR CORPORATION
         (Exact name of registrant as specified in its charter)


            Delaware                                       1-8400
75-1825172
(State   of   Incorporation)         (Commission   File   Number)
(IRS Employer Identification No.)


          4333   Amon   Carter  Blvd.       Fort   Worth,   Texas
76155
          (Address     of     principal    executive     offices)
(Zip Code)


                        (817) 963-1234
                (Registrant's telephone number)






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Item 5.   Other Events.

AMR  Corporation  ("AMR"), parent company of  American  Airlines,
Inc., announced that as of July 2, 1996 it has completed the reorganization of The SABRE Group, AMR's information technology businesses.

As a result of the reorganization, which was announced in April, The SABRE Group is now a separate wholly-owned subsidiary of AMR.

AMR  is  continuing to study, as it has in the  past,  additional
SABRE Group transactions, however no decisions have been made.






























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                           SIGNATURE



          Pursuant to the requirements of the Securities Exchange
Act  of  1934, the registrant has duly caused this report  to  be
signed   on  its  behalf  by  the  undersigned,  thereunto   duly
authorized.


                                        AMR CORPORATION



                                        /s/ Charles D. MarLett
                                        Charles D. MarLett
                                        Corporate Secretary



Dated: July 8, 1996